UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2016

Baxter International Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-4448	36-0781620
(Commission File Number)	(I.R.S. Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

(224) 948-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors and Officers

On March 22, 2016, Sebastian Bufalino provided notice of his retirement, effective as of April 1, 2016, from his position as Corporate Vice President, Controller of Baxter International Inc. (the “Company”).

Appointment of Officers

On March 22, 2016, Ms. Karp, age 42, was elected to succeed Mr. Bufalino as the Company’s Corporate Vice President, Controller effective concurrently with Mr. Bufalino’s retirement. Ms. Karp has served as Assistant Corporate Controller for the Company since June 2013. Previously, she served as Corporate Controller for Mesirow Financial Holdings, Inc. from September 2012 to May 2013 and as Vice President, Investment Accounting and Reporting and Assistant Vice President, Technical Advisory for CNA Financial Corporation from September 2007 to May 2012. Prior to that, she held various financial positions at PricewaterhouseCoopers LLP and KPMG LLP.

Ms. Karp will hold office until the next annual election of officers and until her successor is elected and qualified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2016

BAXTER INTERNATIONAL INC.

/s/ David P. Scharf
	By:	David P. Scharf
Corporate Vice President, General Counsel & Corporate Secretary